SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                DECEMBER 17, 2002

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                    Commission                IRS Employer
jurisdiction                      File Number               Identification
of incorporation                                            Number

Delaware                            1-3492                  No. 75-2677995


                               4100 Clinton Drive
                            Houston, Texas 77020-6299
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 713-676-3011

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         INFORMATION TO BE INCLUDED IN REPORT

Item 9.  Regulation FD Disclosure

         On December 17, 2002 registrant issued a press release entitled "Halliburton Completes Sale of ShawCor Shares."

         The text of the press release is as follows:


                  Halliburton Completes Sale of ShawCor Shares


HOUSTON, Texas - Halliburton (NYSE: HAL) announced today the completion of the sale of 7,723,996 ShawCor Ltd. (TSX: SCL.A, SCL.B) Class A Subordinate shares for approximately $64 million. The shares were received as partial consideration for the September 30, 2002, sale of Halliburton's interest in Bredero-Shaw to its partner, ShawCor Ltd. The sale of its interest in Bredero-Shaw, which is the world's largest pipecoating company, and the sale of the ShawCor Ltd. shares are part of Halliburton's previously announced plan to divest non-strategic assets.

         Halliburton, founded in 1919, is one of the world's largest providers of products and services to the petroleum and energy industries. The company serves its customers with a broad range of products and services through its Energy Services Group and Engineering and Construction Group business segments. The company's World Wide Web site can be accessed at www.halliburton.com.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HALLIBURTON COMPANY




Date:     December 18, 2002            By: /s/ Margaret E. Carriere
                                          ------------------------------------
                                               Margaret E. Carriere
                                               Vice President and Secretary